Exhibit 99.(d)(2)(b)

SCHEDULE A

(as of August 28, 2023)

As consideration for the Adviser’s services to each of the Funds listed below, the Adviser shall receive from each Fund a unitary fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month, of the following annual percentages of the Fund’s average daily net assets during the month.

ETF	Annual Percentage of Average Daily Net Assets (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
Invesco Dow Jones Industrial Average Dividend ETF	0.07	12/19/17	4/6/2018	4/6/2018	4/30/24
Invesco NASDAQ Internet ETF	0.60	04/18/08	6/11/08	6/12/08	4/30/24
Invesco Raymond James SB-1 Equity ETF	0.75	12/19/17	5/18/2018	5/18/2018	4/30/24
Invesco S&P 500 BuyWrite ETF	0.49	12/18/07	12/18/07	12/19/07	4/30/24
Invesco S&P 500® Equal Weight Communication Services ETF	0.40	09/21/18	11/07/18	11/07/18	4/30/24
Invesco S&P 500® Equal Weight Consumer Discretionary ETF	0.40	12/19/17	4/6/2018	4/6/2018	4/30/24
Invesco S&P 500® Equal Weight Consumer Staples ETF	0.40	12/19/17	4/6/2018	4/6/2018	4/30/24
Invesco S&P 500® Equal Weight Energy ETF	0.40	12/19/17	4/6/2018	4/6/2018	4/30/24
Invesco S&P 500® Equal Weight ETF	0.20	12/19/17	4/6/2018	4/6/2018	4/30/24
Invesco S&P 500® Equal Weight Financials ETF	0.40	12/19/17	4/6/2018	4/6/2018	4/30/24
Invesco S&P 500® Equal Weight Health Care ETF	0.40	12/19/17	4/6/2018	4/6/2018	4/30/24
Invesco S&P 500® Equal Weight Industrials ETF	0.40	12/19/17	4/6/2018	4/6/2018	4/30/24
Invesco S&P 500® Equal Weight Materials ETF	0.40	12/19/17	4/6/2018	4/6/2018	4/30/24
Invesco S&P 500® Equal Weight Real Estate ETF	0.40	12/19/17	4/6/2018	4/6/2018	4/30/24
Invesco S&P 500® Equal Weight Technology ETF	0.40	12/19/17	4/6/2018	4/6/2018	4/30/24

Invesco S&P 500® Equal Weight Utilities ETF	0.40	12/19/17	4/6/2018	4/6/2018	4/30/24
Invesco S&P 500® Pure Growth ETF	0.35	12/19/17	4/6/2018	4/6/2018	4/30/24
Invesco S&P 500® Pure Value ETF	0.35	12/19/17	4/6/2018	4/6/2018	4/30/24
Invesco S&P 500® Top 50 ETF	0.20	12/19/17	4/6/2018	4/6/2018	4/30/24
Invesco S&P MidCap 400® GARP ETF (formerly, Invesco S&P MidCap 400® Equal Weight ETF)	0.35	12/19/17	4/6/2018	4/6/2018	4/30/24
Invesco S&P MidCap 400® Pure Growth ETF	0.35	12/19/17	4/6/2018	4/6/2018	4/30/24
Invesco S&P MidCap 400® Pure Value ETF	0.35	12/19/17	4/6/2018	4/6/2018	4/30/24
Invesco S&P SmallCap 600® Pure Growth ETF	0.35	12/19/17	4/6/2018	4/6/2018	4/30/24
Invesco S&P SmallCap 600® Pure Value ETF	0.35	12/19/17	4/6/2018	4/6/2018	4/30/24

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.

INVESCO EXCHANGE-TRADED FUND TRUST

By:	/s/ Anna Paglia
Name:	Anna Paglia
Title:	President and Principal Executive Officer

INVESCO CAPITAL MANAGEMENT LLC

By:	/s/ Anna Paglia
Name:	Anna Paglia
Title:	Managing Director and Chief Executive Officer